UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report April 23, 2015

Commission File Number:   00053238

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

(631) 756-9116
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2015 Ravi Narayan and on April 22, 2015 Renato DelaRama resigned their roles as Board Members. They will continue to serve the company in their operational positions as Vice President of Business Development and Vice President of Finance, respectively.

On April 22, 2015 the Board of Directors (the “Board”) of Cemtrex, Inc. (the “Company”) appointed Raju Panjwani and Sunny Patel to the Board effective immediately. Both new Directors have been appointed to the Company’s Audit Committee.

The Board has determined that both Raju Panjwani and Sunny Patel satisfy the definition of “independent directors” and the requirements for service on the Board's Audit Committee under the Nasdaq listing standards.

Item 9.01 Financial Statements and Exhibits

 (d)              Exhibits

Exhibit Number	Exhibit Title
99.1	Press Release dated April 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: April 23, 2015
	By:	/s/ Saagar Govil
		Name:	Saagar Govil
		Title:	CEO